                                                                    EXHIBIT 99.1

                               TABLE OF CONTENTS

                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

    A.   Condensed Consolidated Balance Sheet as of May 27, 2000..................       1

    B.   Condensed Consolidated Statements of Operations for the Three Months
         Ended May 29, 1999 and May 27, 2000......................................       2

    C.   Condensed Consolidated Statements of Cash Flows for the Three Months
         Ended May 29, 1999 and May 27, 2000......................................       3

    D.   Notes to Condensed Consolidated Financial Statements.....................       4

                    PCS HOLDING CORPORATION AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                   (UNAUDITED)

                                                                               MAY 27, 2000
                                                                             ---------------
                                 ASSETS
Current assets:
   Cash and cash equivalents........................................         $         3,021
   Accounts receivable, net of allowance for doubtful accounts......                 536,364
   Due from Rite-Aid................................................                 270,401
   Inventories, net.................................................                  25,577
   Prepaid expenses and other.......................................                   3,091
   Deferred income taxes............................................                   1,153
                                                                             ---------------
     Total current assets...........................................                 839,607
Noncurrent assets:
   Property and equipment, net of accumulated depreciation and
   amortization.....................................................                  91,823
   Goodwill, net....................................................               1,242,839
   Intangible assets, net...........................................                 601,832
                                                                             ---------------
     Total assets...................................................         $     2,776,101
                                                                             ===============

                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Claims and accounts payable......................................         $       717,037
   Checks outstanding in excess of bank balances....................                  97,349
   Other accrued expenses...........................................                 163,975
                                                                             ---------------
     Total current liabilities......................................                 978,361
Noncurrent liabilities:
   Deferred income taxes............................................                 228,986
   Other noncurrent liabilities.....................................                  16,524
                                                                             ---------------
     Total liabilities..............................................               1,223,871
                                                                             ---------------

Commitments and contingencies

Stockholders' equity:
   Common Stock.....................................................                       1
   Additional paid-in capital.......................................               1,518,472
   Retained earnings................................................                  33,757
                                                                             ---------------
     Total stockholders' equity.....................................               1,552,230
                                                                             ---------------
     Total liabilities and stockholders' equity.....................         $     2,776,101
                                                                             ===============


See accompanying notes to the condensed consolidated financial statements.

                    PCS HOLDING CORPORATION AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                   (UNAUDITED)


                                                                 THREE MONTHS    THREE MONTHS
                                                                     ENDED           ENDED
                                                                  MAY 29, 1999    MAY 27, 2000
                                                                 -------------   -------------
Revenues ......................................................  $     284,621   $     332,874
                                                                 -------------   -------------

Cost of operations:
  Cost of revenues ............................................        220,863         267,456
  Selling, general and administrative expenses ................         38,957          42,587
                                                                 -------------   -------------
     Total cost of operations .................................        259,820         310,043
                                                                 -------------   -------------
  Operating income ............................................         24,801          22,831
Interest Income (expense), net ................................            282           2,849
                                                                 -------------   -------------
Income before income taxes ....................................         25,083          25,680
Provision for income taxes ....................................        (13,601)        (13,846)
                                                                 -------------   -------------
Net income ....................................................  $      11,482   $      11,834
                                                                 =============   =============





See accompanying notes to the condensed consolidated financial statements.

                    PCS HOLDING CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                  (UNAUDITED)

                                                                        THREE MONTHS    THREE MONTHS
                                                                           ENDED            ENDED
                                                                        MAY 29, 1999     MAY 27, 2000
                                                                       --------------   --------------
Cash flows from operating activities:

   Net income ........................................................  $      11,482    $      11,834

   Adjustments to reconcile net income to net cash provided by operating activities -
        Depreciation and amortization ................................         17,531           18,917
        Provision for doubtful accounts and reserves .................          2,423            4,136
        Deferred income taxes ........................................          1,345           (4,646)
        Change in certain assets and liabilities -
           Accounts receivable .......................................        103,689           77,490
           Inventories ...............................................         (3,702)          12,375
           Prepaid expenses and other assets .........................         (7,641)            (110)
           Claims and accounts payable ...............................        149,528          (71,279)
           Accrued expenses and other noncurrent liabilities .........         12,405          (22,932)
                                                                        -------------    -------------
                 Net cash provided by (used in) operating
                    activities .......................................        287,060           25,785
                                                                        -------------    -------------

Cash flows from investing activities:

   Purchase of property and equipment ................................         (3,313)             (93)
                                                                        -------------    -------------
                 Net cash used in investing activities ...............         (3,313)             (93)
                                                                        -------------    -------------

Cash flows from financing activities:

   Due from Rite-Aid .................................................       (282,795)         (26,256)
                                                                        -------------    -------------

                 Net cash used in financing activities ...............       (282,795)         (26,256)
                                                                        -------------    -------------

Increase(decrease) in cash ...........................................            952             (564)

Cash and cash equivalents, beginning of period .......................          1,955            3,585
                                                                        -------------    -------------

Cash and cash equivalents, end of period .............................  $       2,907    $       3,021
                                                                        =============    =============


See accompanying notes to the condensed consolidated financial statements.

                    PCS HOLDING CORPORATION AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS

     PCS Holding Corporation and Subsidiaries (the "Company") is an information-driven health solutions company operating in the United States. The Company provides managed pharmaceutical-related programs and services that can directly and positively improve the health of patients, and help reduce health care costs.

     On November 21, 1994, the Company was acquired by Eli Lilly and Company (the "Parent") for approximately $4.1 billion. The acquisition was accounted for as a purchase by its Parent, and the resulting goodwill was pushed down to the Company's consolidated balance sheet. In November 1998, the Parent entered into an agreement with Rite Aid Corporation (Rite Aid) whereby Rite Aid purchased all outstanding shares of the Company's stock. On October 2, 2000, the Company was acquired by Advance Paradigm, Inc. ("API"), for approximately $1.0 billion. The acquisition will be accounted for as a purchase.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The accompanying condensed consolidated financial statements of the Company include PCS Holding Corporation and its wholly owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

     The accompanying unaudited condensed consolidated financial statements have been prepared by the Company in accordance with generally accepted accounting principles for interim financial information in the form prescribed by the Securities and Exchange Commission (the "Commission"). Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, the condensed consolidated financial statements include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of results for this interim period. In the opinion of the Company's management, the disclosures contained in these financial statements are adequate to make the information presented not misleading when read in conjunction with the Notes to Condensed Consolidated Financial Statements included elsewhere in the Form 8-K, as amended. The results of operations for the three-month period ended May 29, 1999 and May 27, 2000, are not necessarily indicative of the results to be expected for the full year for any future period.

     Management believes that the condensed consolidated statements of operations include an appropriate allocation of all material costs incurred by the Parent on the Company's behalf.

USE OF ESTIMATES

     The preparation of condensed consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures at the date of the condensed consolidated financial statements and during the reporting period. Actual results could differ from those estimates.

REVENUES

     Revenues include claims processing fees which are accrued when the related claim is processed and approved for payment (i.e., net reporting). Certain of the Company's agreements require its customers to pay a fee per covered member rather than a fee per claim processed. The Company records these fees monthly based upon member counts provided by its customers. Revenues from manufacturer programs are recognized when services are performed. Mail order program revenue is recognized when prescriptions are shipped. Other revenues are generally recognized as the related services are performed.

RECENTLY RELEASED ACCOUNTING PRONOUNCEMENTS

     In June 1998, Financial Accounting Standards Board Statement 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133") was issued. SFAS 133 requires all derivatives to be recognized as either assets or liabilities in the statement of financial position and measured at fair value. In addition, SFAS 133 specifies the accounting for changes in the fair value of a derivative based on the intended use of the derivative and the resulting designation. The Company does not have any derivatives and SFAS 133 does not have a material impact on the Company's financial position or disclosures. SFAS 133, as amended by SFAS 137 and SFAS 138, is effective beginning in the fiscal year ended February 2002.

     In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 141 ("SFAS 141"), "Business Combinations", and SFAS 142, "Goodwill and Other Intangible Assets". SFAS 141 requires, among other things, all business combinations initiated after June 30, 2001, be accounted for using the purchase method of accounting. SFAS 142 primarily addresses the accounting for goodwill and intangible assets subsequent to their acquisition. Under SFAS 142, goodwill will no longer be amortized over its estimated useful life, but instead will be tested for impairment at least annually. SFAS 142 will be effective for fiscal years beginning after December 15, 2001 and must be adopted at the beginning of a fiscal year. Goodwill and intangible assets acquired after June 30, 2001 will be subject immediately to the nonamortization and amortization provisions of SFAS 142, however, goodwill associated with business combinations before June 30, 2001 will continue to be amortized until December 31, 2001. AdvancePCS elected early adoption of these statements as of April 1, 2001.

     In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"). SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. It applies to all entities and legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or the normal operation of a long-lived asset. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset and are subsequently allocated to expense over the asset's useful life. This Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. AdvancePCS is assessing the impact of the adoption of this statement but does not expect any impact from the adoption to be material.

     In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of. This statement supersedes SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," however, this statement retains the fundamental provisions of SFAS 121 for (a) recognition and measurement of the impairment of long-lived assets to be held and used and (b) measurement of long-lived assets to be disposed of by sale. This Statement also supersedes the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" for segments of a business to be disposed of. SFAS 144 is effective for fiscal years beginning after December 15, 2001. AdvancePCS is assessing the impact of the adoption of this statement but does not expect any impact to be material.

3. SALE OF THE COMPANY

     Effective October 1, 2000, Advance Paradigm, Inc. (API) acquired all of the equity of PCS Holding Corporation. The aggregate purchase price paid by API was $1.0 billion, of which API paid Rite Aid Corporation ("Rite Aid"), the seller and our parent company, $675 million in cash, and issued to Rite Aid $200 senior subordinated notes and $125 million in the Company's convertible preferred stock. The cash portion of the purchase price was financed with the proceeds of an $825 million senior secured credit facility and $150 million in equity financing committed by Joseph, Littlejohn & Levy, Inc. ("JLL"). The acquisition of PCS will be accounted for using the purchase method of accounting. The excess of the purchase price paid over the net identifiable assets and liabilities of the Company will be recorded as goodwill.

4. COMMITMENTS AND CONTINGENCIES

     The Company enters into risk contracts with certain customers in the ordinary course of business. These contracts provide that the Company assume varying percentages of the risk associated with claims experience differing from fixed fee arrangements under managed care programs. In addition, the Company guarantees a specific amount of savings for certain customers. Included in other liabilities in the accompanying condensed consolidated balance sheet are management's estimates of the amounts required to cover losses incurred under such contracts.

    The Company is subject to various claims, including possible legal actions brought by plan sponsors for alleged errors or omissions arising out of the ordinary course of business. Management believes that it has a combination of adequate insurance coverage and reserves against potential losses and that the outcome of such claims will not have a material adverse effect on the Company's consolidated financial position or results of operations.